Exhibit 99.3

RESCISSION OFFER REVOCATION FORM

Note: This Form is to be completed only if you have previously completed and returned a Rescission Offer Acceptance Form, but no longer wish to participate in the Rescission Offer and wish to revoke your previous acceptance of the Rescission Offer.

If you have previously completed and returned a Rescission Offer Acceptance Form, but no longer wish to participate in the Rescission Offer and wish to revoke your previous acceptance of the Rescission Offer, please complete, sign and return this form pursuant to the Instructions below and ensure its receipt by 12:00 noon, U.S. Eastern Time (10:00 a.m., U.S. Mountain Time), on April 6, 2015 (the “Expiration Time”).

We urge you to review the prospectus carefully before deciding whether to accept or reject the Rescission Offer.

Ladies and Gentlemen:

The undersigned acknowledges receipt of the prospectus of Rio Tinto plc (the “Company”), pursuant to which the Company offers to rescind (the “Rescission Offer”) the previous purchase of ordinary shares of Rio Tinto plc (“Shares”) in the form of American Depositary Shares (“ADSs”), with each ADS representing one Share, included in Units (“Units”) in the Company Stock Fund by persons who acquired such Units through the Rio Tinto America Inc. 401(k) Savings Plan and Investment Partnership Plan (the “RTAI Plan”), the Kennecott Utah Copper Savings Plan for Represented Employees (the “KUC Plan”) and the U.S. Borax Inc. 401(k) Savings and Retirement Contribution Plan for Represented Employees (the Borax Plan”) (the RTAI Plan, the KUC Plan and the Borax Plan each a “Plan” and collectively the “Plans”) from September 9, 2013 through September 8, 2014 (the “Purchase Period”), and pursuant to which the undersigned had previously submitted a completed Rescission Offer Acceptance Form.

Subject to the terms of the prospectus, the undersigned hereby instructs and confirms the following:

☐                                    Effective as of the Expiration Time, the undersigned hereby revokes acceptance of the Rescission Offer for all Units purchased by the undersigned during the Purchase Period. All of the instructions and covenants set forth in the Rescission Offer Acceptance Form that was previously completed by the undersigned are hereby revoked.

Name (please print)	Signature

Street Address	Date

City, State and Zip Code of Residence

Telephone Number

In order to revoke your previous acceptance of the Rescission Offer, you must:

•                       Sign and date this form and complete the name, address, date, and telephone number information above; and

•                       Mail or overnight your completed form so that it is received before 12:00 noon, U.S. Eastern Time (10:00 a.m., U.S. Mountain Time), on April 6, 2015.

If by mail:	If by overnight mail:

Rio Tinto U.S. Benefits Service Center	Rio Tinto U.S. Benefits Service Center
P.O. Box 14069	c/o Buck Consultants
Cincinnati, OH 45250	720 E. Pete Rose Way, Suite 300
Cincinnati, OH 45202

INSTRUCTIONS TO RESCISSION OFFER REVOCATION FORM

If you have previously completed and returned a Rescission Offer Acceptance Form, but no longer wish to participate in the Rescission Offer and wish to revoke your previous acceptance of the Rescission Offer, you must mail or overnight the Rescission Offer Revocation Form to the address or number indicated therein sufficiently in advance of the Expiration Time to ensure its receipt by the Expiration Time. The method for returning the Rescission Offer Revocation Form is at your option and risk, and delivery will be deemed made only when actually received by us at the address indicated in the Rescission Offer Revocation Form. If delivery is by mail, we recommend using registered mail with return receipt requested.

WE MUST RECEIVE YOUR LEGIBLE, VALIDLY COMPLETED RESCISSION OFFER REVOCATION FORM BY OR BEFORE 12:00 NOON, U.S. EASTERN TIME (10:00 A.M., U.S. MOUNTAIN TIME), ON APRIL 6, 2015 (THE “EXPIRATION TIME”). OTHERWISE, YOU WILL BE DEEMED TO HAVE ACCEPTED THE RESCISSION OFFER. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER REVOCATION FORM HAS BEEN VALIDLY COMPLETED AND RETURNED AND WHETHER YOU ARE ELIGIBLE TO REJECT THE RESCISSION OFFER.

Questions: All questions regarding the Rescission Offer can be directed to the Rio Tinto U.S. Benefits Service Center at 1-800-950-1435, Monday through Friday, except holidays (note that the Rio Tinto U.S. Benefits Service Center will be open on April 3, 2015), between the hours of 9:30 a.m. and 8:00 p.m., U.S. Eastern Time (7:30 a.m. and 6:00 p.m., U.S. Mountain Time). If you are outside of the United States, you may contact the Rio Tinto U.S. Benefits Service Center at 1-602-797-6299 during the same hours.